Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this amendment No.3 to the Registration Statement on Form F-3 of our report dated January 31, 2022, with respect to the consolidated financial statements of Bon Natural Life Limited, appearing in its Annual Report on Form 20-F for the year ended September 30, 2021. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

November 22, 2022